UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 30, 2004

Rockford Corporation

(Exact name of registrant as specified in its charter)

Arizona	000-30138	86-0394353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Rockford Drive
Tempe, Arizona 85281
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(480) 967-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On December 30, 2004, we and our wholly-owned subsidiary, Audio Innovations, Inc. (“AII”), entered into a Second Amendment to Loan and Security Agreement with Congress Financial Corporation (Western) (“Congress”), as agent and lender. By this amendment, we have modified certain financial covenants and increased the borrowing base under our revolving asset-based credit facility with Congress.

     Additionally, Congress waived enforcement of its rights and remedies against us and AII arising from (i) the voluntary receivership of our German subsidiary, MB Quart GmbH, disclosed in our Current Report on Form 8-K filed with the SEC on September 21, 2004 and (ii) our failure to earn the minimum EBITDA required by our revolving asset-based credit facility during the four month period ended September 30, 2004 and the five month period ended October 31, 2004.

     Consistent with our past practices with respect to the filing of amendments to our revolving asset-based credit facility, we will file the amendment we entered into with Congress as an exhibit to our annual report on Form 10-K for the year ended December 31, 2004.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibits are filed herewith:

     20.1 News release of Rockford dated January 4, 2005, “Rockford Corporation Engages Morgan Joseph & Co. Inc., to Assess Strategic Alternatives for Non-Core Product Lines; Rockford Completes Amendment to its Credit Facility”.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2005

ROCKFORD CORPORATION
By:	/s/ W. Gary Suttle
W. Gary Suttle
Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit
Number	Description
20.1	News release of Rockford dated January 4, 2005, “Rockford Corporation Engages Morgan Joseph & Co. Inc., to Assess Strategic Alternatives for Non-Core Product Lines; Rockford Completes Amendment to its Credit Facility”.

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